Exhibit 10.1

PROPERTY MANAGEMENT WITHOUT ACCOUNTING SERVICES

BETWEEN

AMERIVEST PROPERTIES INC

AND

TRAMMELL CROW SERVICES, INC.

DATE: AUGUST 30, 2005

TABLE OF CONTENTS

ARTICLE 1 APPOINTMENT AND AUTHORITY OF MANAGER
Section 1.1	Appointment
Section 1.2	Commencement Date

ARTICLE 2 MANAGER’S AGREEMENTS
Section 2.1	General Responsibility
Section 2.2	Independent Contractor

ARTICLE 3 SERVICES OF MANAGER
Section 3.1	For Owner’s Account
Section 3.2	Standards
Section 3.3	Computer Software
Section 3.5	Budgets
Section 3.7	Employees
Section 3.8	Collection of Rents and Other Income
Section 3.9	Maintenance, Repairs, Alterations
Section 3.10	Capital Expenditures
Section 3.11	Service Contracts
Section 3.12	Compliance With Laws
Section 3.13	Notification of Litigation
Section 3.14	Management Office

ARTICLE 4 INSURANCE AND INDEMNIFICATION
Section 4.1	Manager’s Insurance
Section 4.2	Owner’s Insurance
Section 4.3	Hold Harmless and Indemnity

ARTICLE 6 MANAGER’S COMPENSATION
Section 6.1	Management Fee
Section 6.2	Gross Revenues.
Section 6.3	Compensation of Manager for Other Services.
Section 6.4	[Disposition of Premises

ARTICLE 7 TERM AND TERMINATION
Section 7.1	Term
Section 7.2	Termination By Sale
Section 7.3	Termination By Default
Section 7.4	Manager’s Obligations After Termination
Section 7.5	Final Accounting.

ARTICLE 8 NOTICES AND ASSIGNMENTS
Section 8.1	Notice
Section 8.2	Permitted Assignment

ARTICLE 9 MISCELLANEOUS
Section 9.1	Delegation of Responsibility for Operational Activities
Section 9.2	Signs

i

Section 9.3	Pronouns
Section 9.4	Amendments
Section 9.5	Headings
Section 9.6	Representations
Section 9.7	Complete Agreement
Section 9.8	Governing Law
Section 9.9	Attorney’s Fees
Section 9.10	Waiver of Jury Trial
Section 9.11	Force Majeure
Section 9.12	OFAC
Section 9.13	Additional Premises

EXHIBITS
Exhibit A	DESCRIPTION OF REAL PROPERTY
Exhibit B	EMPLOYEE COSTS
Exhibit C	MANAGEMENT OFFICE COSTS
Exhibit D	SOFTWARE REQUIREMENTS
Exhibit E	MANAGEMENT FEE SCHEDULE
Exhibit F	CONSTRUCTION MANAGEMENT FEE
Exhibit G	SCOPE OF WORK
Rider	COLORADO STATE LAW PROVISIONS

ii

LIST OF DEFINED TERMS

Agreement
Approved Capital Budget
Approved Operating Budget
Budget
Budgets
Capital Budget
Claims
Commencement Date
Construction Management Fee
Gross Revenues
Hazardous Activity
Hazardous Materials
Intragroup Merger
Management Fee
Management Office Costs
Manager
OFAC
Operating Budget
Operational Activities
Owner
Premises
Renewal Term
Software Requirements
TCC
Term

iii

PROPERTY MANAGEMENT AGREEMENT

This Property Management Agreement (this “Agreement”) is made as of August 25, 2005, by and between AmeriVest Properties Inc, a (hereinafter referred to as “Owner”) and TRAMMELL CROW SERVICES, INC., a Delaware corporation (hereinafter referred to as “Manager”).

RECITALS:

Owner is the parent company of various corporate entities that own the certain real properties being more fully described on Exhibit A attached hereto, together with all improvements now or hereafter appertaining thereto or located thereon, and all of Owner’s personal property now or hereafter located thereon or as may from time to time be otherwise provided, in accordance with this Agreement, for the use, operation and enjoyment of Owner or Manager, all of which is hereinafter collectively referred to as the “Premises”.  For purposes of this Agreement, the term “Premises” may include all of the real properties covered by this Agreement, or may refer to only one or more of the real properties, as the context may require.  Owner desires to engage Manager as its exclusive property manager for the Premises to manage and operate the Premises, and Manager desires to accept such engagement.

WITNESSETH:

In consideration of the covenants herein contained, the parties hereto agree as follows:

ARTICLE 1
APPOINTMENT AND AUTHORITY OF MANAGER

In consideration of the mutual promises made by Owner and Manager in this Agreement and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Owner and Manager agree as follows:

Section 1.1                                   Appointment.  Owner hereby appoints Manager as the exclusive managing agent for the Premises.  Owner hereby authorizes Manager to exercise such powers with respect to the Premises as may be appropriate for the performance of Manager’s obligations under the terms of this Agreement and Manager accepts such appointment under the terms and conditions hereinafter set forth.  Manager shall have no right or authority, expressed or implied, to commit or otherwise obligate Owner in any manner whatsoever except to the extent provided herein.

Section 1.2                                   Commencement Date.  Manager’s duties and responsibilities under this Agreement shall begin on October 1, 2005 (the “Commencement Date”), and shall continue until the expiration or earlier termination of this Agreement as provided under Article 6.

ARTICLE 2
MANAGER’S AGREEMENTS

Section 2.1                                   General Responsibility.  Manager, on behalf of Owner, shall implement, or cause to be implemented, the decisions of Owner with respect to the Premises and shall supervise and direct the management and operation of the Premises on behalf of Owner as provided in this Agreement  (the “Operational Activities”).  Manager agrees to use commercially reasonable efforts in its conduct of the Operational Activities and to comply with such instructions and policies as may be reasonably requested by Owner.

Section 2.2                                   Independent Contractor.  Manager covenants and agrees to perform the Operational Activities and Owner authorizes Manager to perform the Operational Activities on behalf of Owner.  Manager, in the performance of its duties under this Agreement, is an independent contractor and it is expressly understood and agreed that payments hereunder shall be payments by Owner to Manager as an independent contractor and not as an agent, employee, partner or joint venturer of Owner.  Nothing in this Agreement shall be construed as requiring Manager to bear any portion of any losses or gains arising out of or connected with the ownership or operation of the Premises.

ARTICLE 3
SERVICES OF MANAGER

Section 3.1                                   For Owner’s Account.  The services of Manager in performing its duties and providing services pursuant to this Agreement shall be for the account of Owner.  Owner agrees to be responsible for all costs, expenses, and disbursements incurred by Manager under the terms of this Agreement in conducting the Operational Activities, such as, but not limited to: contracts for cleaning and janitorial service, landscaping, maintenance services, supplies and equipment, employee costs, and other costs directly related to the management and operations of the Premises. Manager will not incur any expenses or make any expenditure except as expressly permitted in or by this Agreement.  Under no circumstances shall Manager be required to advance funds from its own accounts for the operation, maintenance, repair or management of the Premises.  Owner shall be responsible for full compliance with all applicable federal, state and municipal laws, ordinances, regulations and orders relating to the use, operation, repair and maintenance of the Premises and with the rules, regulations and orders of the local Board of Fire Underwriters or other similar body, if any.

Section 3.2                                   Standards.  Subject to budgetary limitations, Manager shall manage, operate, and maintain the Premises in a manner normally associated with the management and operation of a project of similar quality which shall include maintaining the Premises in a clean, safe, operable, and attractive condition comparable to similar projects in the area, unless otherwise directed by Owner.

Section 3.3                                   Computer Software.  At Owner’s cost, Manager shall utilize the software system(s) (and if required to run the software, the specialized hardware, connectivity, service and support requirements necessary for such software), as more particularly set forth on Exhibit D attached hereto  (the “Software Requirements”).  Owner agrees to provide and pay for all annual licensing agreement fees and training for Manager’s employees (including travel costs) related to Manager’s adoption of the Software Requirements.

Section 3.4                                   Budgets.  Manager shall for each calendar year prepare and submit to Owner a proposed operating budget (the “Operating Budget”) and a proposed capital improvements budget (the “Capital Budget”, and each of the Capital Budget and Operating Budget, a

“Budget,” and collectively the “Budgets”) for, respectively, the (i) management and operation of the Premises and (ii) the replacement, repair, and maintenance of equipment or improvements of a capital nature on or about the Premises.  Each proposed Budget for the succeeding calendar year shall be presented to Owner no later than October 1 of the preceding calendar year, or, as to the initial Budgets, no later than forty-five (45) days after the Commencement Date.

(a)                                  If the proposed Budgets are acceptable to Owner, Owner shall so notify Manager within thirty (30) days after Owner’s receipt of the Budgets.  Should Owner fail to notify Manager within such thirty (30) day period then the proposed Operating Budget (but not the Capital Budget) will be deemed accepted by Owner.  The proposed Operating Budget when approved or deemed approved, shall then become the approved Operating Budget (the “Approved Operating Budget”) for purposes of this Agreement.

(b)                                 The Approved Operating Budget shall constitute an authorization for Manager to expend such funds as are appropriate to manage and operate the Premises.  Any such authorization to expend money shall be limited to the allocations specifically set forth in the Approved Operating Budget, except as set forth below.

(1)                                  Any contemplated expenditure that will result in a cumulative excess of: (A) five percent (5%) of the year-to-date (YTD) budgeted expenses, or, (B) ten percent (10%) in any one of the major operating categories comprising the Budget, and (C) exceeding five thousand dollars ($5,000), shall require the prior written approval of Owner.  Manager shall notify Owner in writing of the variance and Owner shall approve or disapprove the expenditure in writing within five (5) days of receipt of Manager’s notification.  Should Owner fail to notify Manager within such five (5) day period, then the variance shall be deemed approved by Owner.

(c)                                  The Capital Budget, when approved, shall then become the approved capital budget (“Approved Capital Budget”) and shall constitute an authorization for Manager to expend such funds as are appropriate to implement the items called for in such budget for the Premises.  Any such authorization to expend money shall be limited to the allocations specifically set forth in the Approved Capital Budget.

Section 3.5                                   Employees.  Manager shall have in its employ at all times a sufficient number of capable employees to properly, safely, and economically carry-out the Operational Activities.  All matters pertaining to the employment, supervision, compensation, promotion, and discharge of such employees are the sole responsibility of Manager.

(a)                                  Insurance.  Manager shall fully comply with all applicable laws and regulations pertaining to worker’s compensation insurance, social security insurance, unemployment insurance, hours of labor, wages, working conditions (to the extent the same are reasonably under Manager’s control), and other employer-employee related subjects.  Manager represents that it is and will continue to be an Equal Opportunity Employer.

(b)                                 Employees of Manager.  All persons employed at the expense of Owner in connection with the Operational Activities shall be employees of Manager, consultants or independent contractors retained by Manager.

(c)                                  Manager’s Employee Costs Reimbursed.  After initial payment by Manager, Owner shall reimburse Manager for all employee salaries, benefits (including, without limitation, workers compensation insurance costs) and bonuses for those fully or partially dedicated employees of Manager, all of which shall be part of the Approved Operating Budget, and for which initial estimates are set forth on Exhibit B of this Agreement.  Benefits charges shall be fixed at 34% of the base salary and bonus of each employee.  The levels of employee compensation and benefits (and the maximum levels of any bonuses) shall not exceed the amounts for the individual, corresponding employee positions set forth in the Approved Operating Budget.  Such employee compensation, including benefits, may be increased annually to reflect actual cost of living increases and individual merit raises, all as may be approved by Owner in the Operating Budget.  Salaries, bonuses and benefits shall be reimbursed every two weeks or as otherwise paid by Manager.

In addition to the costs set forth on Exhibit B, Owner will reimburse Manager for a percentage of any employment severance payments incurred by Manager for terminating an employee of Manager as a result of Owner’s termination of this Agreement or Owner’s request that the number of Manager’s personnel allocated to the Premises be reduced, with Owner’s percentage being determined by comparing (1) the time such individual devoted to the Operational Activities and (2) the terminated employee’s tenure with Manager.  Owner will not be responsible for reimbursing Manager for any severance payments (i) if this Agreement or the applicable employee was terminated or removed for cause or (ii) made to the terminated employee in excess of the standard payments due pursuant to the then current severance program of Manager, or (iii) said termination occurs after the first 12 months of the Agreement.

Section 3.6            Collection of Rents and Other Income.

Manager shall use commercially reasonable efforts to collect all rents and other charges which may become due from any tenant or from others for services provided in connection with the use of the Premises.  Manager shall identify and collect any income due Owner for miscellaneous services provided to tenants or to the general public.  All sums so collected shall be deposited in the Operating Account.  Manager may, with the prior consent of Owner and at the expense of Owner, employ counsel and/or a collection agency to assist in the collection or enforcement of any right or remedy against any tenant who is in default in the performance of its obligation under its lease.  Expenses actually incurred by Manager in bringing any collection or enforcement actions will be paid from the Operating Account or from Owner’s funds if the Operating Account contains insufficient funds.  Manager shall not write-off any income items greater than two dollars without the prior approval of Owner.

Section 3.7                                   Maintenance, Repairs, Alterations.  Manager shall, at Owner’s sole cost and expense, initiate and supervise all ordinary and extraordinary repairs, decorations and alterations on or about the Premises, including (i) repairs or alterations which Owner is required to make pursuant to the terms of tenant leases and (ii) the administration of a preventative maintenance program for all mechanical, electrical and plumbing systems and equipment for which tenants are not solely responsible.

(a)                                  Operations and Maintenance.  Manager shall undertake and supervise all operational activities of the Premises for which tenants are not solely responsible such as, but not limited to: janitorial and cleaning work, window washing, metal and marble maintenance; security of the Premises; landscaping; operation of HVAC and electrical equipment; a preventative maintenance program; and any other maintenance or repair activity to ensure operation of a quality project for Owner and the tenants.

(b)                                 Emergency Repair and Approved Repair Cost:  With respect to any expense not itemized in the Approved Operating Budget, no single expenditure for any repair shall exceed five thousand dollars ($5,000.00) without the prior written approval of Owner, with the exception of emergencies relating to life support systems, building safety or other emergencies threatening damage to persons or to the Premises.  Manager may make such emergency repairs as are necessary or advisable, at Owner’s expense, and shall take all commercially reasonable efforts to immediately notify Owner of an emergency event, the nature of the remedy implemented by Manager, and to the extent such information is available, the cost of implementing such remedy.  Actual expenses for materials and labor for such purposes will be paid for from the Operating Account or by Owner.

(c)                                  Hazardous Materials; Violations of Law; Governmental Notices:  If Owner has previously obtained any inspection reports regarding any Hazardous Materials (as hereinafter defined), violations of any laws or ordinances or any governmental notices regarding or otherwise relating to the Premises, all such reports shall be furnished to Manager within five (5) days before the Commencement Date.  Owner hereby warrants that, other than the information contained in such reports, Owner has no other knowledge of hazards in or upon the Premises.  Owner acknowledges that Manager is not an environmental expert or consultant in the field of Hazardous Materials.  Therefore, with respect to any significant environmental conditions or issues pertaining to Hazardous Materials at the Premises, Owner agrees and acknowledges that Manager and its agents, officers, directors, partners, shareholders and employees are not and shall not be deemed “operators” of such facility or any tenant operations therein or thereon or “generators” or “transporters” (or have any comparable legal status) for purposes of current or pending federal, state or local laws pertaining to Hazardous Materials.  Accordingly, notwithstanding any provision hereof to the contrary, with respect to any Hazardous Materials that may be present below, on, under, in, about or otherwise affecting the Premises, Manager shall not be responsible for detecting, handling, removing, remediating or otherwise determining how to deal with such Hazardous Materials, and Manager shall not in any way be responsible for the storage, transportation, disposal, abatement, cleanup or removal of, or other dealings with, Hazardous Materials (each a “Hazardous Activity”), except for those Hazardous Materials, if any, used by Manager in the ordinary course of conducting the Operational Activities.

(1)                                  Other Pre-Existing Conditions and Defects.  In addition to the foregoing, Manager shall not be responsible for detecting or dealing with any pre-existing conditions of the Premises that may adversely affect the operations, maintenance or use of such facility or the health or safety of persons or property.  Furthermore, Manager shall not be responsible for detecting or dealing with structural or latent defects or other defects in the design or construction of the Premises.  Owner shall indemnify, defend and hold Manager harmless from and against all Claims (defined below) asserted against or incurred by Manager to the extent such Claims result from or arise out of any condition or circumstance arising initially prior to the date of this Agreement (regardless of whether such condition or circumstance continues) or that otherwise is not a matter for which Manager has specifically agreed to indemnify Owner pursuant to Section 4.3.  The foregoing obligation to indemnify, defend and hold harmless Manager shall apply regardless of the extent to which the corresponding costs, expenses and liabilities otherwise are covered and paid by the insurance required to be carried by Owner or Manager under this Agreement and shall survive the expiration of the Term or termination of this Agreement.

(2)                                  Hazardous Activities.  Manager and Owner acknowledge that, from time to time, there may be Hazardous Materials that Manager is requested by Owner to clean up, dispose of, remove or otherwise handle or deal with in some fashion, including materials or substances that are not suspected to be Hazardous Materials but in fact are Hazardous Materials.  If so requested by Owner, Manager may elect to engage in a Hazardous Activity or refuse to do so in its sole discretion.  Furthermore, if Manager elects to engage in any Hazardous Activity, it may at any time cease the performance of such Hazardous Activity.  Neither the refusal to engage in a Hazardous Activity nor the termination of a Hazardous Activity previously commenced shall be deemed in any way to be a default or breach under this Agreement or otherwise subject Manager to penalty or liability.

(3)                                  Hazardous Materials Defined.  As used herein, “Hazardous Materials” shall mean any hazardous material or substance which is or becomes defined as a “hazardous waste,” “hazardous substance,” “hazardous material,” pollutant, or contaminant under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601) as amended, and/or the Resource Conservation and Recovery Act (42 U.S.C. § 6901).

Section 3.8                                   Capital Expenditures.  The Approved Capital Budget constitutes the authorization for Manager to proceed with obtaining bids for capital improvements covered by the Approved Capital Budget.  With respect to bids contemplating expenditures in excess of five thousand dollars ($5,000.00) Manager shall obtain the prior written approval of Owner prior to the awarding of any such contract.  With respect to the purchase and installation of major items of new or replacement equipment and/or materials, when the cost exceeds ten thousand dollars ($10,000.00) for any one item not included in the Approved Capital Budget, Manager shall recommend to Owner the purchase of such items when Manager believes the same to be necessary or desirable and shall obtain Owner’s approval prior to purchasing such items.  Owner may pay for capital expenses from its own resources or may authorize payment by Manager out of the Operating Account.

Section 3.9                                   Service Contracts.  Manager shall arrange on behalf of Owner for the cleaning, maintenance and services needed by the Premises, but shall not enter into any contract or obligation in connection with the management, operation, and maintenance of the Premises that is not included in the Approved Operating Budget without the prior written authorization of Owner (except as otherwise provided in this Agreement).  As a condition to obtaining authorization, Manager shall supply Owner with a copy of the proposed contract and shall state to Owner the relationship, if any, between Manager and the party proposed to supply such goods and/or services.  If any bid is from a related party, such bid must be accompanied by one (1) independent bid for the same work.  Each such service contract entered into by Manager shall not extend for more than one year, and shall include a provision of cancellation thereof upon not more than thirty (30) days written notice and without payment of any cancellation fee, unless otherwise approved in writing by Owner, and shall require that all contractors provide evidence of sufficient insurance.  All service contracts are entered into by Manager, as Owner’s agent (for this limited purpose, only), for the account and in the name of Owner and the funds necessary to pay for the services so obtained shall be paid from the Operating Account with funds advanced by Owner.

Section 3.10                            Compliance With Laws.  (Subject to the provisions of Section 3.7(c), Manager shall, at Owner’s expense, use commercially reasonable efforts to cause the operation of the Premises to comply with any and all laws, ordinances, rules and regulations affecting the Premises.  Manager shall immediately notify Owner of any known violation of any federal, state or municipal or other governmental law, ordinance, rule or regulation due to the structure or condition of the Premises or the use made thereof by any tenant, occupant or employee.  If the expense of remedying any such violation is less than five hundred dollars ($500.00), Manager may, (but shall have no obligation to) remedy such violation and the expenses thereof shall be paid from the Operating Account.  If the expense of remedying such violation exceeds such amount, Manager shall not take any action with respect to such violation except to notify Owner and await Owner’s written instructions, unless relating to an emergency, building safety or other emergency potentially threatening damage to persons or the Premises.  Manager shall not, in performance of its services hereunder, knowingly violate, and shall comply in all material respects with the terms of, any ground lease, space lease, mortgage, deed of trust or other security instrument binding on or affecting any of the Premises, provided that true and complete copies of such documents have been delivered to Manager or Owner has otherwise disclosed such terms to Manager in writing.  If a conflict arises between the terms of any such document and the terms of this Agreement, Manager shall not take any action except to notify Owner and await Owner’s written instructions.  Manager shall not be required to make any payment or incur any liability in order to comply with any such terms or conditions of any such instruments.

Section 3.11                            Notification of Litigation.  If Manager is notified of any claim, demand, suit or other legal proceeding made or instituted against Owner on account of any matter connected with the Premises, Manager shall give Owner all information in its possession pertaining to such matter, and shall assist and cooperate with Owner, at Owner’s expense, in all reasonable respects in the defense of any such suit or other legal proceeding.  Owner shall reimburse Manager for all reasonable expenses incurred by Manager on Owner’s behalf.

Section 3.12                            Management Office.  At all times during the Term (and any Renewal Term), Owner shall provide to Manager, at Owner’s sole cost and expense, (a) an on-site offices, together with necessary furniture, fixtures and equipment, (including printers, copiers, phones and fax machines) at the Premises for Manager’s sole use that is suitable for the conduct of Manager’s duties hereunder, and (b) sufficient computer systems for the conduct of Manager’s duties hereunder.  In addition, Owner shall, at Owners’ sole cost and expense, provide technical support services and such connections as are necessary to allow Manager to access Manager’s central corporate server.  The initial cost of the on-site furniture, fixtures, equipment and services to be provided to Manager pursuant in the this section (“Management Office Costs”) is set forth in Exhibit C attached hereto.  If the on-site office and services are used by Manager to service other properties of Owner (or an affiliate of Owner), the Management Office Costs will be allocated among the Premises and such other properties in a manner reasonably satisfactory to Owner and Manager.  Upon reasonable advance notice to Manager, Owner may relocate the on-site office from time to time to space of comparable or greater utility.

ARTICLE 4
INSURANCE AND INDEMNIFICATION

Section 4.1                                   Manager’s Insurance.  Manager shall, at Owner’s expense, secure and maintain with one or more insurance companies reasonably satisfactory to Owner, the following insurance:

(a)                                  Commercial general liability in an amount not less than $1,000,000 combined single limit, per occurrence/ $2,000,000 annual aggregate including coverage for:

(1)                                  premises-operations;

(2)                                  products/completed operations;

(3)                                  blanket contractual liability;

(4)                                  broad form property damage;

(5)                                  independent contractors; and

(6)                                  personal injury.

(7)                                  E&O Coverage $1,000,000 single occurrence $2,000,000 annual

(8)                                  Joint Loss Payee – Dishonesty Bond

(b)                                 Worker’s compensation and employer’s liability insurance covering all employees of Manager in accordance with state law.

(c)                                  Employers’ liability in an amount of not less than $1,000,000.

(d)                                 Employee Fidelity Bond of not less than $2,000,000.

(e)                                  Manager shall provide non-owned or hired automobile liability insurance with bodily injury limits of not less than One Million Dollars ($1,000,000) per person and Two Million Dollars ($2,000,000) per accident and property damage limits of not less than One Million ($1,000,000) combined single limit.

Upon Owner’s request, Manager shall furnish satisfactory evidence of the foregoing insurance to Owner.  Manager shall also require all contractors and subcontractors performing work on, in, or about the Premises to maintain the coverages outlined in this Section 4.1,  Any contractors or sub contractor having less coverage will not be hired without prior approval of the property owner.

Section 4.2                                   Owner’s Insurance.  Owner, at its own expense, will maintain and keep in force insurance complying with the minimum requirements described below:

(a)                                  Commercial property insurance covering the full replacement cost of the building, fixtures, equipment and improvements and betterments located at the Premises.  Such insurance shall cover the perils insured under the special causes of loss form or other “all risk” form and include flood, earthquake and terrorism perils.

(b)                                 Loss of rental income, business interruption and extra expense coverage or similar insurance protecting Owner for any lost income due to damage to the Premises.

(c)                                  Boiler and machinery insurance covering the building, fixtures and equipment located at the Premises for mechanical failure of any property or explosion of pipes or steam boilers.  Such insurance shall include loss of use coverage/business interruption due to these failures.

(d)                                 Commercial general liability and umbrella coverage with a combined limit of not less than $10,000,000 for each occurrence.

Manager shall be named as an additional insured with respect to Owner’s commercial general liability and umbrella policies, and such insurance shall apply as primary insurance with respect to any other insurance available to Owner or Manager.  Such insurance shall insure against losses for damage to the Premises or injury to persons which arise out of the management, operation, occupancy, leasing, or maintenance of the Premises or any activity on the Premises.

Each of Owner and Manager agrees (for themselves and on behalf of their insurers) to waive all rights of recovery and subrogation rights against the other, its agents, servants or employees for any loss or damage which is required to be covered under an insurance policy required to be maintained under this Agreement.  Notification of the existence of this waiver shall be disclosed to each party’s insurers, and each of Manager and Owner shall cause such insurers to issue the appropriate endorsement(s) to such policies in order to comply with this paragraph.  This provision shall also apply with respect to any insurance policies presently maintained and substituted hereafter.  Within five business days following the Commencement Date, each of Owner and Manager will provide a certificate of insurance to the other party evidencing all requirements set forth in this Section 4.2.

Section 4.3                                   Hold Harmless and Indemnity.  Owner agrees to defend, indemnify and hold Manager and its agents harmless from any liabilities, claims, demands or legal proceedings (including the costs, expenses and reasonable attorneys’ fees incurred in defending such matters, collectively, “Claims”) arising from the leasing, management and operation of the Premises, except to the extent such liabilities, claims, demands or legal proceedings are caused by, relate to or arise from (a) the grossly negligent acts or willful misconduct of Manager or Manager’s agents, employees, or representatives; or (b) acts or omissions of Manager or Manager’s agents, employees or representatives which are outside the scope of services to be rendered by Manager pursuant to this Agreement, for which Manager agrees to indemnify and hold Owner harmless.

Manager shall provide such indemnification except for actions or events which should be covered under Owner’s insurance specified in Section 4.2 above.

In addition, Owner shall indemnify and hold Manager harmless for failure to pay any charges against the Premises to the extent that necessary funds for such payment are not made available to Manager by Owner upon request therefor by Manager.

This indemnity provision shall survive the termination or expiration of this Agreement.  If any proceeding is filed for which indemnity is required hereunder, Owner agrees, upon request therefor, to defend Manager in such proceeding at its sole cost, utilizing counsel satisfactory to Manager.  Manager and Owner shall be liable under this Section 4.3 only to the extent of the respective obligations specifically imposed upon them hereunder.  In the event of an occurrence that triggers both Manager’s and Owner’s indemnification obligations hereunder, each party’s liability (including liability for defense costs) shall be equal to the percentage determined to be due to the unindemnified fault of such party as agreed upon by the parties, as fixed by settlement agreement, as set forth in a final judgment of a court of competent jurisdiction, or as determined by an arbitrator or arbitration panel in an arbitration proceeding, as applicable.

ARTICLE 5
MANAGER’S COMPENSATION

Section 5.1                                   Management Fee.  Owner shall pay Manager a monthly management fee as identified in Exhibit E hereto (the “Management Fee”).  If the Commencement Date is not on the first day of a calendar month, or if the Term expires (or if this Agreement is terminated) on any day other than the last day of a calendar month, then the Management Fee for such partial month(s) shall be determined by calculating the Management Fee for the entire month (as though this Agreement were in effect for the entirety of such month) and multiplying it by a fraction, the numerator of which is the number of days during such month that this Agreement was effective, and the denominator of which is the number of days in such month. Manager shall exclude any revenue due to utility bill backs of certain tenants.

Section 5.2                                   Gross Revenues.

(a)                                  For the purposes of computing the Management Fee, “Gross Revenues” shall mean the total collections received from the Premises, including, but not limited to, all rents paid by tenants, including percentage or overage rents, escalations; operating expense pass-through components; utility income; income from the operation of concessions; parking revenues; payments for lease cancellations; proceeds from rental interruption or abatement insurance; security deposits applied to the payment of rent after a tenant defaults or applied to a tenant’s lease for any rent, and any other income derived from the utilization or operation of the Premises.

(b)                                 Gross Revenues shall exclude:

(1)                                  Withdrawals from the Security Deposits on account of damage resulting from tenant misuse of or damage to the Premises.

(2)                                  Receipts from the sale of assets, settlement of fire losses or liability claims, condemnation proceeds or items of a similar nature.

(3)                                  Rebates, discounts or other credits received by Manager in connection with purchases of goods, service contracts or other arrangements entered into pursuant to this Agreement for the account of Owner, which items shall accrue solely to the benefit of Owner.

Section 5.3                                   Compensation of Manager for Other Services.

(a)                                  Construction Management - Manager shall receive a construction supervision fee calculated in accordance with Exhibit F hereto (the “Construction Management Fee”).  Owner acknowledges that Manager’s role with respect to any construction conducted at the Premises is managerial in nature and that Manager shall not provide any physical construction services except pursuant to a separate, written agreement.  The Construction Management Fee shall be due payable as contractors are paid for construction activities.

(b)                                 Additional Services - Manager shall be compensated for Additional Services as follows:

(1)                                  Owner acknowledges that due diligence work relating to sale or refinancing of the Premises, including generating, reviewing or analyzing accounting or other financial reports, generating or reviewing estoppels and delivery and collection thereof from tenants, compiling copying and transmitting information to prospective purchasers or lenders and settlement sheet preparation and review are outside the scope of this Agreement.  Owner and Manager shall negotiate a fee for these services as required.

(2)                                  Mobile maintenance engineering for part time projects will be billed at $42.00 per hour inclusive of all cost (travel, radios, uniforms, after hour service) as approved in the annual budget.

ARTICLE 6
TERM AND TERMINATION

Section 6.1                                   Term.  This Agreement shall commence on the Commencement Date and shall continue for a period of twelve (12) months (the “Term”) and, unless written notice to the contrary is given by either party hereto not less than 60 days prior to the end of the Term (or any Renewal Term), this Agreement shall automatically be renewed for additional, successive twelve (12) month periods (each a “Renewal Term)” on its then-existing terms and conditions.

Section 6.2                                   Early termination   If Owner terminates this Agreement within the first 6 months, Owner shall pay to Manager an amount equal to the difference of the Management Fees collected and those Management Fees earned if the Agreement was through the first six months.

Section 6.3                                   Termination By Sale.  If Owner sells, transfers, or conveys title to all or substantially all of the Premises to a bona-fide, non-related party, either party may terminate this Agreement upon sixty (60) days’ prior written notice to the other party.  Owner hereby represents and warrants that, as of the date of this Agreement, Owner has no intention to sell, transfer, or otherwise convey the Premises within the next six (6) months following the Commencement Date.  Owner has listed and intends to sell AmeriVest Plaza at Inverness and Panorama Falls as soon as possible.

Section 6.4                                   Termination By Default.  Notwithstanding anything to the contrary set forth herein, in the event Owner or Manager shall default with respect to any material covenant, term or provision of this Agreement, and the same shall not be cured or corrected within sixtey (60) days following the receipt of written notice from the non-defaulting party specifying the nature of such default, then the non-defaulting party may terminate this Agreement upon ten (10) days’ written notice to the defaulting party.

Section 6.5                                   Manager’s Obligations After Termination.  Upon the termination of this Agreement Manager shall:

(a)                                  Deliver Records And Keys:  Deliver to Owner, or such other person or persons designated by Owner, copies of all books and records pertaining to the Premises and all funds in the possession of Manager belonging to Owner or received by Manager pursuant to the terms of this Agreement (but excluding all fees and expenses paid to Manager pursuant to this Agreement), and all keys or combinations to locks then in Manager’s possession.

(b)                                 Termination of Obligations; Rights to Compensation:  Upon any termination pursuant to this Article 6, the respective obligations of the parties hereto shall cease as of the date specified in the notice of termination (except for those obligations which, by their terms, survive the expiration or termination of this Agreement); provided, however, that Manager shall be entitled to receive any and all compensation which may be due Manager hereunder at the time of such termination.  Such compensation shall include any fees set forth in Article 5 (whether Management Fees or otherwise) and all expenses reimbursable to Manager pursuant to the terms of this Agreement, each prorated as of the date of termination.

Section 6.6                                   Final Accounting.

(a)                                  Manager shall, within thirty (30) days of the date of expiration or termination of this Agreement, deliver to Owner, at Owner’s expense, the following:

(1)                                  All executed leases, receipts for deposits, insurance policies, unpaid bills, correspondence and other documents, books and records, which are the property of Owner in the possession of Manager.

If Owner does not object in writing (specifying with reasonable detail the bases for such objections) delivered to Manager within thirty (30) days following Owner’s receipt of the foregoing, Owner shall be deemed to have approved all of the foregoing and Manager shall be deemed to have fully performed all of its obligations under this Agreement and shall be fully released by Owner from any and all liability or obligation to Owner under this Agreement.  Any financial reporting requested by Owner after the expiration or termination of this Agreement

(other than the final accounting) shall be prepared by Manager at an hourly rate equal to the fully-loaded costs of personnel performing such services.

ARTICLE 7
NOTICES AND ASSIGNMENTS

Section 7.1                                   Notice.  All notices, demands, consents, and reports provided for in this Agreement shall be in writing and shall be given to Owner or Manager at the addresses set forth below or at such other address as they individually may specify hereafter in writing:

Owner:	AmeriVest Properties Inc.
1780 S. Bellaire St. Suite 100
Denver, CO 80222
Attn: Don Hamilton
E-Mail: donh@amvproperties.com

Manager:	Trammell Crow Services, Inc.
8390 East Crescent Parkway Ste 300
Greenwood Village, CO 80111
Attn: Bruce Backstrom
E-Mail: bbackstrom@trammellcrow.com

copy to:	Trammell Crow Services, Inc.
2001 Ross Avenue, Suite 3400
Dallas, Texas 75201
Attn: General Counsel

Any such notice or other communication shall be deemed received immediately upon delivery in person or three (3) days after being deposited in the United States mail, registered or certified mail, return receipt requested, postage prepaid, addressed to the foregoing address(es).  All notices may be delivered by electronic mail, and such notices shall be deemed received immediately upon effective transmittal.

Section 7.2                                   Permitted Assignment.  Notwithstanding any other provision of this Agreement, Manager shall be permitted to assign all of its right, title and interest in and to this Agreement to any other entity that is directly or indirectly wholly-owned by Trammell Crow Company, a Delaware corporation (“TCC”).  Such permitted assignment shall include any assignment that may be deemed to occur by operation of law in connection with any merger or consolidation of TCC entity with and/or into any other entity directly or indirectly wholly-owned by TCC (an “Intragroup Merger”).  Any such Intragroup Merger shall not be deemed a breach of, cause a default under or trigger any right of termination under, any other provision of this Agreement.

ARTICLE 8
MISCELLANEOUS

Section 8.1                                   Delegation of Responsibility for Operational Activities.  Owner agrees and acknowledges that Manager may delegate all or any part of its obligations under this Agreement to a regional affiliate of Manager.  Notwithstanding the foregoing, Manager shall continue to be liable under this Agreement for the performance of the Operational Activities.

Section 8.2                                   Conflicts of Interest.  Owner and Manager acknowledge that Manager or an affiliate may be involved in representing other persons in real estate transactions involving Owner or its affiliates or involved in the ownership or management of certain facilities.  In the event of a conflict between Manager’s representation of Owner under this Agreement with respect to such transaction and the obligations of Manager or its affiliate to another person with respect to such transaction, at Owner’s request, Manager shall establish appropriate internal procedures to prevent any communication or collusion between those employees of Manager or Manager’s affiliates who represent parties in such transactions in which such a conflict of interest may exist, or Owner may require that Manager withdraw from its representation of Owner with respect to such transaction.  Further, Owner acknowledges that Manager or Manager’s affiliates own interests in persons with whom Owner or Manager may transact business pursuant to this Agreement (such as SiteStuff, Inc., a web-based procurement platform, workplace IQ, an application service provider that licenses the WPIQ real estate database management software, TCC General Agency, Inc., an insurance agency through whom Manager purchases insurance, and Raven Insurance Company, Ltd., a foreign insurance company providing reinsurance).  Owner has made such inquiries as it may desire and has satisfied itself with respect thereto, and Owner waives any claims arising or that may arise from such conflicts of interest.

Section 8.3                                   Non-Solicitation.  Owner acknowledges that Manager’s employees in a supervisory position with respect to the Operational Activities (collectively, the “Key Manager Personnel”) are essential to Manager’s core business of providing management services and are familiar with Manager’s operating procedures and other information proprietary to Manager.  Therefore, without Manager’s prior written consent, Owner agrees that neither Owner nor any affiliate of Owner shall directly or indirectly (including, without limitation, assisting any third party service provider to) solicit for employment, solicit to hire, employ, hire, make any agreement with, or permit the employment of, any person who is or has been a member of the Key Manager Personnel within the earlier of twelve (12) months after such employee terminates employment with Manager or twelve (12) months after the expiration or earlier termination of this Agreement.  Owner also acknowledges that a breach of the obligations set forth in this Section would irreparably harm Manager’s business and leave Manager without an adequate remedy at law, and that Manager would be entitled to seek injunctive relief to enforce the terms of this Section.  This provision shall survive the expiration or earlier termination of this Agreement.

Section 8.4                                   Signs.  Manager may place and remove, or cause to be placed and removed, such signs upon the Premises which Manager deems appropriate including, without limitation, a sign announcing that the Premises is under Manager’s management.

Section 8.5                                   Pronouns.  The pronouns used in this Agreement that refer to Manager shall be understood and construed to apply whether Manager be an individual, partnership, limited liability company, corporation or an individual or individuals doing business under a firm or trade name.

Section 8.6                                   Amendments.  Except as otherwise herein provided, any and all amendments, additions or deletions to this Agreement shall be ineffective unless memorialized in an instrument signed by both Owner and Manager.

Section 8.7                                   Headings.  All headings used herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

Section 8.8                                   Representations.  Manager represents and warrants that it has authority to enter into this Agreement and perform all obligations of Manager hereunder.  Owner represents and warrants it has lawful possession of the Premises and it has authority to enter into this Agreement.

Section 8.9                                   Complete Agreement.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter herein stated and supersedes and takes the place of any and all previous management agreements pertaining to the Premises entered into between the parties hereto.

Section 8.10                            Governing Law.  This Agreement shall be governed by and construed in

Section 8.11                            Attorney’s Fees.  Should any dispute occur between Owner and Manager with respect to this Agreement which results in litigation, the losing party shall pay the prevailing party its attorneys’ fees and costs in connection therewith.

Section 8.12                            Waiver of Jury Trial.  Each party hereto, knowingly and voluntarily, and for their mutual benefit, waives any right to trial by jury in the event of litigation regarding the performance or enforcement of, or in any way related to, this Agreement.  Notwithstanding any provision of this Agreement to the contrary, neither party hereto shall be liable for any lost or prospective profits or any other indirect, consequential, special, incidental, punitive or other exemplary losses or damages, whether in tort, contract or otherwise, regardless of the foreseeability or the cause thereof.

Section 8.13                            Force Majeure.  Whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, terrorist acts or activities, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party.

Section 8.14                            OFAC.  Owner and Manager each represent and warrant to the other (for themselves, only) that each is currently in compliance with, and shall at all times during the term of this Agreement (including any extension thereof) remain in compliance with, the regulations of the Office of Foreign Asset Control (“OFAC”)of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.

Section 8.15                            Additional Premises.  Owner and Manager may from time to time, following the execution of this Agreement, amend the exhibits to this Agreement to add additional Premises that will be managed by Manager in accordance with the terms of this Agreement.  Any such amendment shall set forth any adjustments to the payments due Manager hereunder, including, without limitation, changes to the Management Fee, as may be determined by the mutual agreement of Owner and Manager.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

MANAGER:		OWNER:

TRAMMELL CROW SERVICES, INC.,		AmeriVest Properties Inc
a Delaware corporation

By:	/s/ BRUCE BACKSTROM	By:	/s/ CHARLES K. KNIGHT
Print Name: Bruce Backstrom, Senior VP		Print Name:	Charles K. Knight
		Its:	CEO

[SIGNATURE PAGE FOR LIMITED SCOPE PROPERTY MANAGEMENT AGGEEMENT]

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

EXHIBIT A

DESCRIPTION OF REAL PROPERTY

1.               Centerra – 1873 South Bellaire St.  Denver, CO 80222

2.               Sheridan – 1777, 1780, and 1805 South Bellaire St.  Denver, CO 80222

3.               Panorama – 9085 East Mineral Circle, Centennial, CO 80113

4.               Kellogg – 26 West Dry Creek Circle,  Littleton, CO 80120

5.               AmeriVest Plaza – 383 and 385 Inverness Drive Parkway,  Englewood, CO 80112

A-1

EXHIBIT B
EMPLOYEE COSTS

Management:

Property	Employee	Base Salary		Bonus

Centerra	Judy Duran, Senior PM	$	***	$	***

Sheridan	Sarah Simmons, PM	$	***	$	***

Panorama	Sarah Simmons, PM	$	***	$	***

Kellogg	TBD	$	***	$	***	*

AmeriVest Plaza	TBD	$	***	$	***	*

All Properties	Pam Jones, TSC	$	***	$	***

* We will be looking for a new manager in the $*** - $*** range and a ***% or ***% bonus availability based on the final base salary.  The Summary above anticipates a $*** base and ***% bonus availability.

Maintenance

Centerra	Chris Hollerback	$	***	$	***

Sheridan	Julio Figueroa	$	***	$	***

Panorama	Steven Thompson	$	***	$	***

AmeriVest Plaza	Steven Thompson	$	***	$	***

Kellogg	Todd Montgomery	$	***	$	***

Note:  Annual pay raises for the above employees will be handled per the annual budget.  Benefits are as per outlined in Section 3.5c.

***The confidential portion of this Agreement has been omitted and filed separately with the Securities and Exchange Commission.

B-1

EXHIBIT C

MANAGEMENT OFFICE COSTS

AmeriVest will cover all costs associated with the management offices per the annual budgets.

C-1

EXHIBIT D

SOFTWARE REQUIREMENTS

AmeriVest will cover all costs associated with the software requirements per the annual budgets.

D-1

EXHIBIT E

MANAGEMENT FEE

Owner shall pay Manager a monthly management fee as identified in an amount equal to the greater of (a) one point eight percent (1.8%) of the monthly Gross Revenues (as defined in Section 5.2) for the preceding month for any month during the term hereof or (b) the following monthly minimums per property:

Centerra – Three thousand six hundred and 00/100 Dollars ($3,600)

Sheridan – Two thousand six hundred and 00/100 Dollars ($2,600.)

Kellogg – Two thousand four hundred and 00/100 Dollars ($2,400)

Amerivest Plaza – Two thousand seven hundred and 00/100 Dollars ($2,700)

Panorama Falls – One thousand two hundred and 00/100 Dollars ($1,200)

Manager agrees that additional income due to utility reimbursement for Touchstone Imaging in Suites 105 & 106 at Kellogg will not be included in the management fee calculation.

E-1

EXHIBIT F

CONSTRUCTION MANAGEMENT FEE

The Construction Management Fee shall equal the following percentages of all construction costs, including architectural and engineering consulting fees, permits and reproduction costs, incurred in conjunction with any construction, including, but not limited to, capital repairs and improvements, major building reconstruction, and tenant improvements and repairs associated with the project:

Cost of Construction:	Construction Management Fee:
$0 through $10,000	0%
$10,001 through $100,000	5%
$100,001 through $400,000	4%
Over $400,000	3%

If a tenant is performing its tenant improvement work and paying a construction management fee approved by Owner, then Manager shall only be responsible for monitoring the work as Owner’s representative and, in such instance, will receive a construction management fee equal to the lesser of two and one half percent (2.5%) of the amount of the total costs of the project or $5,000.00

F-1

EXHIBIT G

SCOPE OF WORK

The following outlines the scope of work that Trammell Services Inc. will provide to Owner for the management of Property:

A.                                   Property Maintenance

1.                                       Regular physical inspections of the property, with focus on areas of risk, liability and vendor performance.  Written inspection reports to be sent to the Manager and Owner on a monthly basis.

2.                                       Contract Services

a)                                      prepare specifications

b)                                     solicit multiple bids

c)                                      negotiate with vendors and prepare contracts

d)                                     supervision of contractors

3.                                       Contract and administration of emergency repairs

4.                                       Tenant service calls/24 hour 7 day on-call service

a)                                      answer calls

b)                                     prepare work order

c)                                      direct and supervise maintenance staff including maintenance technician and day porter, including but not limited to, regulating after-hours weekend access.

5.                                       Tenant Relations – Tenant Handbook – Visit with Tenants

6.                                       Supervise and Change Life Safety Plan as Required

7.                                       Review and Discuss Code Issues with Government Agencies

8.                                       Consult with ownership on Energy Management issues

9.                                       Assist Ownership with Risk Management Plan

10.                                 Receive and approve invoices for payment using Owner’s chart of accounts.  Such invoices shall be sent to the Manager’s office for payment.

11.                                 Assist with customer service initiatives established by Owner including special training sessions.  Travel and other costs associated with this initiative will be paid by Owner.

12.                                 Facilitate sale including, but not limited to, conducting property tours, providing due diligence material to prospective buyers.

THIS FORM HAS NOT BEEN APPROVED OR PROMULGATED BY THE
COLORADO REAL ESTATE COMMISSION BUT HAS BEEN PREPARED BY THE
LAW FIRM OF BROWNSTEIN HYATT & FARBER, P.C.

COLORADO RIDER TO PROPERTY MANAGEMENT AGREEMENT

This rider (“Rider”) is incorporated into and made a part of that certain Limited Scope Property Management Agreement dated as of August, 25, 2005 (the “Agreement”) by and between Trammell Crow Services Inc., as Property Manager (“Property Manager”), and Amerivest, Inc., as owner (“Owner”) and Broker (as such term is hereinafter defined).

1.                                       Governing Law.  Owner and Property Manager agree that in the event of a conflict between the terms of this Rider and the terms of the Agreement, the terms of this Rider shall control as to all matters governed by Colorado law and all properties located in the State of Colorado.

2.                                       Designated Broker.  Owner acknowledges and agrees that the below-listed individual(s) (each, a “Broker”, and, collectively, the “Brokers”) shall serve as the limited agent(s) of Owner to perform any and all listing, marketing, advertising, rental and leasing services, if any, required by Owner as set forth in the Agreement and this Rider (collectively, the “Broker Services”).  If more than one Broker is listed below, then references in this Rider and in the Agreement to “Broker” shall include all persons listed below, including substitute or additional individuals.  Owner acknowledges and agrees that any agency relationship created by the Agreement and this Rider exists only with Broker and does not extend to Property Manager or to any other brokers employed or engaged by Manager who are not so designated in a properly executed amendment or addendum to the Agreement.

Bruce Backstrom

3.                                       Choice of Relationship.  Different brokerage relationships are available under Colorado law.  Owner acknowledges and agrees that Broker may, from time to time, deal with both Owner and a tenant or potential tenant (a “Tenant”) of the property which is the subject of the Agreement (the “Premises”).  In such event, Owner and Broker acknowledge and agree that Broker shall act and represent Owner solely in the capacity set forth next to the box checked below.

•                  Landlord’s Agent.  If this box is checked, Broker shall represent Owner as landlord’s agent and shall treat Tenant as a Customer (as defined below).  If this box is checked, Broker’s duties and obligations to Owner shall be as set forth on Exhibit A to this Rider.  A “Customer” is a party to a transaction with whom Broker has no brokerage relationship.  Broker shall disclose to such Customer Broker’s relationship with Owner.

•                  Landlord’s Agent Unless Brokerage Relationship with Both.  If this box is checked, Broker shall represent Owner as landlord’s agent, Broker’s duties and obligations to Owner shall be as set forth on Exhibit A and Broker shall treat Tenant as a Customer, unless Broker currently has or enters into an agency or Transaction Broker relationship with Tenant, in which case Broker shall act as a Transaction Broker and Broker’s duties and obligations to Owner shall be as set forth on Exhibit B to this Rider.

•                  Transaction Broker.  If this box is checked, Broker shall (if also permitted by Tenant) act as a Transaction Broker.  If this box is checked, Broker’s duties and obligations to Owner shall be as set forth on Exhibit B to this Rider.  When acting as a Transaction Broker, Broker assists the parties throughout a contemplated real estate transaction with communication, interposition, advisement, negotiation, contract terms and the closing of the transaction without being an agent or advocate for the interests of either party to the transaction.

4.                                       Broker Not Property Manager.  Notwithstanding anything in the Agreement or this Rider to the contrary, in no event shall Broker be liable to Owner or responsible for any services, obligations or duties imposed by the Agreement or this Rider except for the Broker Services; provided, however, that Broker shall be bound by any confidentiality and non-disclosure provisions of the Agreement except as otherwise required by Colorado law.

5.                                       Owner’s Acknowledgement.  By its signature below, Owner acknowledges that Property Manager and Broker have informed Owner that (a) the designation of agency relationship set forth in Section 3 of this Rider has legal consequences and has advised Owner to consult Owner’s legal counsel regarding such consequences, and (b) pursuant to C.R.S. §§ 12-61-804 and 12-61-807, Owner, in its capacity as landlord of the Premises, shall not be vicariously liable for the acts of Broker that are not ratified, approved or directed by Owner.

6.                                       Operating Accounts.  If the Agreement provides that security deposits for the Premises shall be forwarded directly to Owner or are to be kept in an account in Owner’s name or an account which is the sole and exclusive property of Owner (e.g., not a trust account or Property Manager’s account) (an “Owner Security Deposit Account”), then the following provisions shall apply:

a.                                       Owner shall be a signatory on any Owner Security Deposit Account and Owner shall be solely liable for the return of any security deposit to the applicable Tenant at the Premises.

b.                                      Owner hereby authorizes Manager to disclose Owner’s name and mailing address to any Tenant upon such Tenant’s inquiry.

c.                                       Pursuant to Colorado law, the deposit of security deposits into an Owner Security Deposit Account or the forwarding of such Security Deposits directly to Owner must be disclosed to all Tenants.  In the event that such disclosure is not made in the applicable Tenant lease(s), Owner acknowledges that Property Manager shall, prior to depositing any security deposit into an Owner Security Deposit Account or forwarding any security deposit directly to Owner, notify the applicable Tenant(s) of such action in writing.

[Signatures on next page]

[OWNER]

AMERIVEST PROPERTIES INC.

By:	/s/ Charles K. Knight
Name:	Charles K. Knight
Title:	CEO

[PROPERTY MANAGER]

Trammell Crow Services Inc.,
A Delaware company

By:	/s/ BRUCE BACKSTROM
Name: Bruce Backstrom
Title: Senior Vice President

By:	/s/ BRUCE BACKSTROM
Name: Bruce Backstrom
Designated Broker

[Signature Page to Colorado Rider to Property Management/Leasing
or Property Management (only) Agreement]

EXHIBIT A TO RIDER

Landlord’s Agent

The following duties and obligations of Broker are (i) solely in connection with the Premises, and (ii) in addition to the Broker Services set forth in the Agreement and the Rider.

1.                                       To perform the terms of the written agreement made with Owner;

2.                                       To exercise reasonable skill and care of Owner;

3.                                       To promote the interests of Owner with the utmost good faith, loyalty, and fidelity, including, but not limited to:

(a)          Seeking a price and terms which are acceptable to Owner; except that Broker shall not be obligated to seek additional offers to purchase the Premises, or any portion thereof, while the Premises is subject to a contract for sale or to seek additional offers to lease the Premises while the Premises is subject to a lease or letter of intent to purchase or lease;

(b)         Presenting all offers to and from Owner in a timely manner regardless of whether the Premises is subject to a contract for sale or a lease or letter of intent to purchase or lease;

(c)          Disclosing to Owner adverse material facts actually known by Broker;

(d)         Counseling Owner as to any material benefits or risks of a transaction which are actually known by Broker;

(e)          Advising Owner to obtain expert advice as to material matters about which Broker knows but the specifics of which are beyond the expertise of such Broker;

(f)            Accounting in a timely manner for all money and property received in connection with Broker Services; and

(g)         Informing Owner that Owner shall not be vicariously liable for the acts of such Owner’s agent that are not approved, directed, or ratified by Owner.

4.                                       To comply with all requirements of and any rules promulgated pursuant to C.R.S. §12-61-804;

5.                                       To comply with any applicable federal, state, or local laws, rules, regulations, or ordinances including fair housing and civil rights statues or regulations;

6.                                       Broker owes no duty or obligation to a buyer or a Tenant; except that Broker shall, subject  to the limitations of C.R.S. § 38-35.5-101, concerning psychologically impacted property, disclose to any prospective buyer or Tenant all adverse material facts actually known by Broker;

7.                                       Broker owes no duty to conduct an independent inspection of the Premises, or any portion thereof, for the benefit of a buyer or Tenant and owes no duty to independently verify the accuracy or completeness of any statement made by Owner or any independent inspector;

8.                                       Broker may show alternative properties not owned by Owner to prospective buyers or Tenants and may list competing properties for sale or lease and not be deemed to have breached any duty or obligation to Owner;

9.                                       Broker may cooperate with other brokers but may not engage or create any subagents; and

10.                                 The following information shall not be disclosed by Broker without the informed consent of Owner:

(a)          That Owner is willing to accept less than the asking price or lease rate for the Premises or any portion thereof.

(b)         What the motivating factors are for the party selling or leasing the Premises or any portion thereof;

(c)          That Owner will agree to financing terms other than those offered;

(d)         Any material information about Owner unless disclosure is required by law or failure to disclosure such information would constitute fraud or dishonest dealing; or

(e)          Any facts or suspicions regarding circumstances which may psychologically impact or stigmatize any real property pursuant to C.R.S. § 38-35.5-101.   SEE C.R.S. § 12-61-804

EXHIBIT B TO RIDER

Transaction Broker

The following duties and obligations of Broker are (i) solely in connection with the Premises, and (ii) in addition to the Broker Services set forth in the Agreement and the Rider.

1.                                       To perform the terms of any written or oral agreement made with any party to the transaction;

2.                                       To exercise reasonable skill and care as Broker, including, but not limited to:

(a)          Presenting all offers and counteroffers in a timely manner regardless of whether the Premises or any portion thereof is subject to a contract for sale or lease or letter of intent;

(b)         Advising the parties regarding the transaction and suggesting that such parties obtain expert advice as to material matters about which Broker knows but the specifics of which are beyond the expertise of Broker;

(c)          Accounting in a timely manner for all money and property received in connection with Broker Services;

(d)         Keeping the parties fully informed regarding the transaction;

(e)          Assisting the parties in complying with the terms and conditions of any contract including closing the transaction;

(f)            Disclosing to all prospective buyers or Tenants any adverse material facts actually known by Broker including but not limited to adverse material facts pertaining to the title, the physical condition of the Premises, any defects in the Premises, and any environmental hazards affecting the property required by law to be disclosed;

(g)         Disclosing to Owner all adverse material facts actually known by Broker including but not limited to adverse material facts pertaining to the buyer’s or Tenant’s financial ability to perform the terms of the transaction; and

(h)         Informing the parties that as seller and buyer or as landlord and tenant they shall not be vicariously liable for any acts of Broker;

3.                                       To comply with all requirements of and any rules promulgated pursuant to C.R.S. §12-61-807;

4.                                       To comply with any applicable federal, state, or local laws, rules, regulations, or ordinances including fair housing and civil rights statutes or regulations;

5.                                       Broker has no duty to conduct an independent inspection of the Premises or any portion thereof for the benefit of the buyer or Tenant and has no duty to independently verify the accuracy or completeness of statements made by Owner or independent inspectors;

6.                                       Broker has no duty to conduct an independent investigation of the buyer’s or Tenant’s financial condition or to verify the accuracy or completeness of any statement made by the buyer or Tenant;

7.                                       Broker may do the following without breaching any obligation or responsibility:

(a)                                  Show alternative properties not owned by Owner to a prospective buyer or Tenant;

(b)                                 List competing properties for sale or lease;

(c)                                  Show properties in which the buyer or Tenant is interested to other prospective buyers or Tenants; and

(d)                                 Serve as a single agent or transaction-broker for the same or for different parties in other real estate transactions;

8.                                       There shall be no imputation of knowledge or information between any party and Broker or among persons within an entity engaged as a Transaction Broker;

9.                                       Broker may cooperate with other brokers but shall not engage or create any subagents; and

10.                                 The following information shall not be disclosed by Broker without the informed consent of all parties:

(a)          That a buyer or Tenant is willing to pay more than the purchase price or lease rate offered for the Premises or any portion thereof;

(b)         That Owner is willing to accept less than the asking price or lease rate for the Premises or any portion thereof;

(c)          What the motivating factors are for any party buying, selling, or leasing the Premises or any portion thereof;

(d)         That a seller, buyer, landlord, or tenant will agree to financing terms other than those offered;

(e)          Any facts or suspicions regarding circumstances which may psychologically impact or stigmatize any real property pursuant to section 38-35.5-101, C.R.S.; or

(f)            Any material information about the other party unless disclosure is required by law or failure to disclose such information would constitute fraud or dishonest dealing;

11.                                 Broker, when acting as a Transaction Broker, shall not disclose any material information about a party without the prior consent of the applicable party unless: (a) the disclosure pertains to adverse material facts about a party’s financial ability to perform the terms of the transaction, or (b) the disclosure pertains to Tenant’s intent to occupy the Premises as a principal residence.

SEE C.R.S. § 12-61-807